Exhibit 99

CBS CORPORATION REPORTS THIRD QUARTER 2009 RESULTS

New York, New York, November 5, 2009 – CBS Corporation (NYSE: CBS.A and CBS) today reported results for the third quarter ended September 30, 2009.

“Through this extraordinary time, Leslie and his team have managed CBS not simply to survive but to truly thrive,” said Sumner Redstone, Executive Chairman, CBS Corporation.  “The strong performance of the CBS content businesses continues to build audiences, as well as our value proposition for advertisers.  At the same time we’ve further solidified our financial position.  I feel very good about what the future holds for CBS, especially given the improving economic outlook.”

“The operating environment for our businesses continues to improve and we are finishing the year with strong momentum,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation.  “So far this year, each quarter has been better than the one before, with the third quarter showing significant improvement over the second, just as we expected.  Going forward, we have many reasons for optimism as we look to 2010:  In the new fall season, we are not only again the #1 television network, we have also grown our audience year-over-year.  Our premium cable business continues to enhance its profile and once again added subscribers during the quarter.  We’ve sold five series into domestic syndication this year, and global demand for our programming continues to grow.  And on the local front, pacing continues rising steadily for TV, radio and outdoor, and we expect that with our new streamlined cost structure, margins will improve significantly going forward as well.”

Moonves continued:  “Over the long term, we continue to believe that great content is the best driver of growth in this industry, which is why we’ve been so focused on building our content businesses across the Company.  To highlight this strategy, we are realigning our business segments beginning in the fourth quarter.  Our aim is to offer greater transparency so others can continue to view CBS the way we do – as a collection of leading content businesses in all the right areas of distribution – and be better able to gauge our progress against our long-term goals going forward.”

Third Quarter 2009 Results

Revenues for the third quarter of 2009 totaled $3.35 billion compared to $3.38 billion for the same prior-year quarter due to lower advertising sales largely offset by higher syndication sales.

Operating income before depreciation and amortization (“OIBDA”) for the third quarter of 2009 was $565.6 million compared with a loss of $13.48 billion for last year’s third quarter.  Operating income was $418.2 million for the third quarter of 2009 versus an operating loss of $13.62 billion for the same quarter last year.

Results for the third quarter of 2009 included a pre-tax non-cash impairment charge of $31.7 million ($23.1 million, net of tax) and results for 2008 included pre-tax non-cash impairment charges of $14.12 billion ($12.69 billion, net of tax).  Before impairment charges, third quarter 2009 OIBDA was $597.3 million and operating income was $449.9 million compared with OIBDA of $638.8 million and operating income of $499.1 million for the third quarter of 2008.

Net earnings for the third quarter of 2009 were $207.6 million versus a net loss of $12.46 billion for the same quarter last year and diluted earnings per share were $.30 in 2009 compared to a loss of $18.58 per diluted share in 2008.  Before impairment charges, adjusted net earnings for the third quarter of 2008 were $265.9 million and adjusted diluted earnings per share were $.39.

Results for the third quarter of 2009 included three discrete items: the pre-tax non-cash impairment charge of $31.7 million ($23.1 million, net of tax), which was related to the disposition of radio stations, offset by a settlement of $28.0 million ($16.8 million, net of tax) related to the favorable resolution of certain disputes regarding a previously disposed business and a tax benefit of $41.8 million resulting from the settlement of federal and state income tax audits.  Together, these items contributed $.05 to diluted earnings per share for the third quarter of 2009.

Free cash flow for the third quarter of 2009 was a net cash outflow of $23.6 million versus a net cash outflow of $38.1 million for the third quarter of 2008.

Nine Months 2009 Results

Revenues were $9.52 billion for the first nine months of 2009 versus $10.42 billion for the same prior-year period reflecting lower advertising sales partially offset by higher affiliate revenues.

OIBDA for the first nine months of 2009 was $1.20 billion versus a loss of $12.08 billion for the same prior-year period, and operating income was $767.9 million versus an operating loss of $12.46 billion for the same prior-year period.  Before impairment charges, OIBDA was $1.23 billion and operating income was $799.6 million for the first nine months of 2009 compared with OIBDA of $2.04 billion and operating income of $1.66 billion for the same prior-year period.

Net earnings were $167.7 million, or $.25 per diluted share, for the first nine months of 2009 versus a net loss of $11.81 billion, or a loss of $17.64 per diluted share, for the same prior-year period.  Before impairment charges and gain on dispositions, adjusted net earnings for the first nine months of 2008 were $840.3 million and adjusted diluted earnings per share were $1.25.

Free cash flow was $532.4 million for the first nine months of 2009 versus $1.36 billion for the same prior-year period.

Business Outlook

The Company continues to expect full year 2009 OIBDA to be in the range of $1.725 billion to $1.925 billion.

Consolidated and Segment Results

In the fourth quarter of 2009, the Company will realign its operating segments to more effectively highlight its long-term strategy of investing in content businesses and capitalizing on its strong local presence.  The tables below present revenues, OIBDA and operating income (loss), under its previous segment structure as the Company did not operate under the new segment structure during the periods presented.  The Company has included a comparison of this view with third quarter revenues and OIBDA under the new segment presentations on page 13 of this earnings release.

Reconciliations of all non-GAAP measures to reported results have been included at the end of this earnings release.

(Dollars in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues	2009	2008	2009	2008
Television	$2,269.0	$2,075.9	$6,447.1	$6,781.5
Radio	318.9	392.5	900.6	1,172.4
Outdoor	424.9	549.3	1,238.9	1,644.3
Interactive	121.3	142.3	381.3	235.4
Publishing	230.4	225.0	573.5	612.6
Eliminations	(14.5)	(9.3)	(25.2)	(22.7)
Total Revenues	$3,350.0	$3,375.7	$9,516.2	$10,423.5

	Three Months Ended September 30,		Nine Months Ended September 30,
OIBDA	2009	2008	2009	2008
Television	$483.9	$412.8	$1,019.3	$1,373.6
Radio	93.1	139.4	240.6	420.3
Outdoor	32.6	113.9	99.9	369.0
Interactive	4.1	3.7	18.0	(12.0)
Publishing	28.4	25.8	36.6	59.9
Corporate	(34.8)	(38.5)	(98.0)	(106.4)
Residual costs	(7.9)	(18.3)	(79.8)	(63.2)
Eliminations	(2.1)	—	(2.1)	—
OIBDA Before Impairment Charges	597.3	638.8	1,234.5	2,041.2
Impairment Charges	(31.7)	(14,117.2)	(31.7)	(14,117.2)
Total OIBDA	$565.6	$(13,478.4)	$1,202.8	$(12,076.0)

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Income (Loss)	2009	2008	2009	2008
Television	$440.6	$367.4	$889.7	$1,240.3
Radio	82.8	130.6	212.5	396.3
Outdoor	(34.9)	51.8	(97.9)	188.3
Interactive	(15.6)	(14.0)	(41.3)	(38.0)
Publishing	26.6	23.4	30.6	52.6
Corporate	(39.6)	(41.8)	(112.1)	(116.0)
Residual costs	(7.9)	(18.3)	(79.8)	(63.2)
Eliminations	(2.1)	—	(2.1)	—
Operating Income Before Impairment Charges	449.9	499.1	799.6	1,660.3
Impairment Charges	(31.7)	(14,117.2)	(31.7)	(14,117.2)
Total Operating Income (Loss)	$418.2	$(13,618.1)	$767.9	$(12,456.9)

Television (CBS Television Network, CBS Television Stations, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS College Sports Network, CBS Films and Showtime Networks)

Television revenues for the third quarter of 2009 increased 9% to $2.27 billion from $2.08 billion for the same prior-year period primarily due to higher television license fees and affiliate revenues partially offset by lower local advertising sales.  The following table presents revenues by type for the Television segment for the three months ended September 30, 2009 and 2008.

(Dollars in millions)	Three Months Ended September 30,
Television Revenues by Type	2009	% of Total	2008	% of Total
Advertising sales	$1,003.3	44%	$1,061.1	51%
Television license fees	799.2	35	585.5	28
Affiliate revenues	335.1	15	300.6	14
Home entertainment	47.0	2	52.4	3
Other	84.4	4	76.3	4
Total Television Revenues	$2,269.0	100%	$2,075.9	100%

Television license fees increased 36% due to higher domestic syndication sales in 2009, which included the first cycle sales of Medium, Criminal Minds, Ghost Whisperer, Everybody Hates Chris and Numb3rs, compared to 2008, which included license fees for the domestic syndication sale of CSI: NY.  Affiliate revenues increased 11% primarily due to growth in subscriptions and rate increases at Showtime Networks and CBS College Sports Network, and higher retransmission revenues.  Advertising sales decreased 5% due to softness in the local advertising marketplace and lower political advertising sales.

Television OIBDA for the third quarter of 2009 increased 17% to $483.9 million from $412.8 million for the same prior-year period primarily due to higher profits from syndication sales and higher affiliate revenues partially offset by lower local advertising sales and higher television series costs reflecting the impact of the 2008 Writers Guild of America strike which reduced programming costs for the 2007/2008 broadcast season.  Operating income for the third quarter of 2009 was $440.6 million versus an operating loss of $7.58 billion for the same prior-year period, which included an impairment charge of $7.94 billion to reduce the carrying value of goodwill and intangible assets.

Radio (CBS Radio)

Radio revenues for the third quarter of 2009 decreased 19% to $318.9 million from $392.5 million for the same prior-year period, primarily due to continued weakness in the radio advertising marketplace.

Radio OIBDA for the third quarter of 2009 decreased 33% to $93.1 million from $139.4 million for the same prior-year period as lower talent and employee-related costs resulting from restructuring and cost-savings initiatives were more than offset by lower advertising revenues. Operating income for the third quarter of 2009 was $51.1 million, which included an impairment charge of $31.7 million resulting from radio station divestitures, versus an operating loss of $3.19 billion for the same prior-year period, which included an impairment charge of $3.32 billion to reduce the carrying value of goodwill and intangible assets.

Outdoor (CBS Outdoor)

Outdoor revenues for the third quarter of 2009 decreased 23% to $424.9 million from $549.3 million for the same prior-year period, reflecting the soft worldwide advertising marketplace and the unfavorable impact of foreign exchange rate changes.  In constant dollars, Outdoor revenues decreased 19% from the third quarter of 2008.  Americas (comprising North and South America) revenues for the third quarter of 2009 decreased 20% (18% in constant dollars) to $280.3 million from $349.3 million for the same prior-year period and Europe and Asia revenues decreased 28% (21% in constant dollars) to $144.6 million from $200.0 million for the same quarter last year.

Outdoor OIBDA for the third quarter of 2009 decreased 71% to $32.6 million from $113.9 million for the same prior-year period principally driven by the advertising decline.  Outdoor’s franchise and lease costs are generally fixed in nature and, with lower revenues, certain transit contracts are operating at their minimum guarantee levels, which significantly reduced OIBDA margins in the third quarter of 2009.  For the third quarter of 2009, Outdoor reported an operating loss of $34.9 million versus an operating loss of $2.80 billion for the same prior-year period, which included an impairment charge of $2.86 billion to reduce the carrying value of goodwill and intangible assets.

Interactive (CBS Interactive)

Interactive revenues for the third quarter of 2009 decreased 15% to $121.3 million from $142.3 million for the same quarter last year, reflecting weakness in the display advertising market.  Adjusted for divestitures and foreign exchange rate fluctuations, Interactive revenues decreased 13% from the third quarter of 2008.

Interactive OIBDA for the third quarter of 2009 increased 11% to $4.1 million from $3.7 million for the same prior-year period primarily due to lower employee-related costs partially offset by lower revenues.  Interactive reported an operating loss of $15.6 million for the third quarter of 2009 versus an operating loss of $14.0 million for the same quarter last year resulting from depreciation and amortization expense associated with the CNET acquisition.

Publishing (Simon & Schuster)

Publishing revenues for the third quarter of 2009 increased 2% to $230.4 million from $225.0 million for the same prior-year period reflecting the timing of the release of titles.  Best-selling titles in the third quarter of 2009 included Arguing with Idiots by Glenn Beck and Her Fearful Symmetry by Audrey Niffenegger.  In constant dollars, Publishing revenues increased 4% over the same prior-year period.

Publishing OIBDA for the third quarter of 2009 increased 10% to $28.4 million from $25.8 million for the same quarter last year and operating income increased 14% to $26.6 million from $23.4 million for the same prior-year period primarily due to revenue growth, partially offset by higher write-offs of advances for author royalties.

Corporate

Corporate expenses before depreciation expense decreased to $34.8 million for the third quarter of 2009 from $38.5 million for the same prior-year period primarily reflecting the favorable impact from the termination of a real estate lease arrangement.

Residual Costs

Residual costs primarily include pension and postretirement benefits costs for benefit plans retained by the Company for previously divested businesses.  Residual costs decreased to $7.9 million for the third quarter of 2009 from $18.3 million for the same quarter last year primarily due to a settlement of $28.0 million related to the favorable resolution of certain disputes regarding a previously disposed business partially offset by an increase in pension costs due to pension plan asset performance in 2008.

Interest Expense

Interest expense for the third quarter of 2009 was $135.4 million versus $134.8 million for the same prior-year period.

Interest Income

Interest income of $1.6 million for the third quarter of 2009 decreased from $6.4 million for the same quarter last year reflecting lower interest rates.

Other Items, Net

“Other items, net” for the third quarter of 2009 was $15.0 million principally reflecting foreign exchange gains.  “Other items, net” for the third quarter of 2008 reflected a net loss of $41.3 million, which included a $56.4 million write-down of investments associated with other-than-temporary declines in the market value of the Company’s investments.

Provision for Income Taxes

The Company’s effective income tax rate for the third quarter of 2009 was 26.6% versus 9.7% for the third quarter of 2008.  The tax provision for 2009 included a tax benefit of $41.8 million from the settlement of federal and state income tax audits.  The tax benefit for 2008 included a benefit of $1.45 billion related to the non-cash impairment charges.

Equity in Loss of Investee Companies, Net of Tax

For the third quarter of 2009, equity in loss of investee companies, net of tax, was $12.1 million versus $6.5 million for the comparable prior-year period, reflecting the Company’s share of the operating results of its equity investments.

About CBS Corporation

CBS Corporation is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW – a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Television Studios, CBS Studios International and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment) and motion pictures (CBS Films).  For more information, log on to www.cbscorporation.com.

Cautionary Statement Concerning Forward-looking Statements

This news release contains both historical and forward-looking statements.  All statements, including Business Outlook, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events.  Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements.  These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products, the impact of the consolidation in the market for the Company’s programming; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks.  The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Debra Wichser
Senior Vice President, Corporate Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-3718
dlmcclintock@cbs.com	debra.wichser@cbs.com

Andrea Prochniak
Vice President, Corporate Communications
(212) 975-0053
andrea.prochniak@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited; all amounts, except per share amounts, are in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues	$3,350.0	$3,375.7	$9,516.2	$10,423.5

Operating income (loss)	418.2	(13,618.1)	767.9	(12,456.9)

Interest expense	(135.4)	(134.8)	(402.5)	(407.8)
Interest income	1.6	6.4	4.3	39.2
Loss on early extinguishment of debt	—	—	(29.8)	—
Other items, net	15.0	(41.3)	(.4)	83.4
Earnings (loss) before income taxes	299.4	(13,787.8)	339.5	(12,742.1)

(Provision) benefit for income taxes	(79.7)	1,332.1	(145.4)	947.9
Equity in loss of investee companies, net of tax	(12.1)	(6.5)	(26.4)	(15.3)
Net earnings (loss)	$207.6	$(12,462.2)	$167.7	$(11,809.5)

Basic net earnings (loss) per common share	$.31	$(18.58)	$.25	$(17.64)

Diluted net earnings (loss) per common share	$.30	$(18.58)	$.25	$(17.64)

Weighted average number of common shares outstanding:
Basic	674.8	670.9	673.2	669.4
Diluted	685.1	670.9	680.5	669.4

Dividends per common share	$.05	$.27	$.15	$.79

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited; Dollars in millions)

	At	At
	September 30, 2009	December 31, 2008

Assets

Cash and cash equivalents	$473.8	$419.5
Receivables, net	2,726.9	2,749.9
Programming and other inventory	861.3	1,027.3
Prepaid expenses and other current assets	1,039.3	996.1
Total current assets	5,101.3	5,192.8
Property and equipment	5,065.7	4,899.5
Less accumulated depreciation and amortization	2,166.5	1,891.2
Net property and equipment	2,899.2	3,008.3
Programming and other inventory	1,451.8	1,578.1
Goodwill	8,661.3	8,647.8
Intangible assets	6,953.9	7,104.2
Other assets	1,493.0	1,358.1
Total Assets	$26,560.5	$26,889.3

Liabilities and Stockholders’ Equity

Accounts payable	$373.6	$462.8
Participants’ share and royalties payable	890.0	962.3
Program rights	707.5	840.1
Current portion of long-term debt	22.7	21.3
Accrued expenses and other current liabilities	2,226.8	2,514.4
Total current liabilities	4,220.6	4,800.9
Long-term debt	6,963.7	6,974.8
Other liabilities	6,530.0	6,516.3
Stockholders’ equity	8,846.2	8,597.3
Total Liabilities and Stockholders’ Equity	$26,560.5	$26,889.3

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited; Dollars in millions)

	Nine Months Ended
	September 30,
	2009	2008

Operating Activities:
Net earnings (loss)	$167.7	$(11,809.5)
Adjustments to reconcile net earnings (loss) to net cash flow provided by operating activities:
Depreciation and amortization	434.9	380.9
Impairment charges	31.7	14,117.2
Deferred income tax provision (benefit)	148.2	(1,245.8)
Write-down of investments	—	56.4
Net gain on dispositions	(.6)	(135.4)
Stock-based compensation	108.2	110.5
Loss on early extinguishment of debt	29.8	—
Equity in loss of investee companies, net of tax and distributions	28.1	21.1
Decrease to accounts receivable securitization program	(150.0)	—
Change in assets and liabilities, net of effects of acquisitions	(230.1)	218.3
Net cash flow provided by operating activities	567.9	1,713.7
Investing Activities:
Acquisitions, net of cash acquired	(11.8)	(1,950.9)
Capital expenditures	(185.5)	(349.6)
Investments in and advances to investee companies	(24.5)	(8.9)
Purchases of marketable securities	(35.6)	—
Proceeds from dispositions	72.4	366.7
Other, net	(.5)	(12.4)
Net cash flow used for investing activities	(185.5)	(1,955.1)
Financing Activities:
Repayments to banks, including commercial paper, net	(2.3)	(5.0)
Proceeds from issuance of senior notes	974.4	—
Repayment of senior notes	(1,007.5)	—
Payment of capital lease obligations	(11.6)	(13.7)
Dividends	(263.5)	(524.3)
Purchase of Company common stock	(18.7)	(45.6)
Proceeds from exercise of stock options	—	31.2
Excess tax benefit from stock-based compensation	1.1	5.0
Net cash flow used for financing activities	(328.1)	(552.4)
Net increase (decrease) in cash and cash equivalents	54.3	(793.8)
Cash and cash equivalents at beginning of period	419.5	1,346.9
Cash and cash equivalents at end of period	$473.8	$553.1

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING SEGMENT INFORMATION

(Unaudited; Dollars in millions)

In the fourth quarter of 2009, the Company will realign its operating segments to more effectively highlight its long-term strategy of investing in content businesses and capitalizating on its strong local presence.  The following tables provide the components and comparisons of the Company’s third quarter revenues and OIBDA under the previous and new segment presentations.

Previous Segment Presentation			New Segment Presentation

Television			Entertainment
CBS Television Network, CBS Television Stations, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS College Sports Network, CBS Films and Showtime Networks			CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Films and CBS Interactive
Radio			Cable Networks
CBS Radio			Showtime Networks and CBS College Sports Network
Outdoor			Publishing
CBS Outdoor			Simon & Schuster
Interactive			Local Broadcasting
CBS Interactive			CBS Television Stations and CBS Radio
Publishing			Outdoor
Simon & Schuster			CBS Outdoor

Previous Segment Presentation			New Segment Presentation

	Three Months Ended September 30,			Three Months Ended September 30,
Revenues	2009	2008	Revenues	2009	2008

Television	$2,269.0	$2,075.9	Entertainment	$1,828.3	$1,623.8
			Cable Networks	331.1	312.4
Radio	318.9	392.5	Publishing	230.4	225.0
			Content Group	2,389.8	2,161.2
Outdoor	424.9	549.3
			Local Broadcasting	589.8	705.9
Interactive	121.3	142.3	Outdoor	424.9	549.3
			Local Group	1,014.7	1,255.2
Publishing	230.4	225.0

Eliminations	(14.5)	(9.3)	Eliminations	(54.5)	(40.7)
Total Revenues	$3,350.0	$3,375.7	Total Revenues	$3,350.0	$3,375.7

Previous Segment Presentation			New Segment Presentation

	Three Months Ended September 30,			Three Months Ended September 30,
OIBDA	2009	2008	OIBDA	2009	2008

Television	$483.9	$412.8	Entertainment	$324.5	$262.5
			Cable Networks	127.9	102.0
Radio	93.1	139.4	Publishing	28.4	25.8
			Content Group	480.8	390.3
Outdoor	32.6	113.9
			Local Broadcasting	130.7	190.7
Interactive	4.1	3.7	Outdoor	32.6	113.9
			Local Group	163.3	304.6
Publishing	28.4	25.8

Corporate	(34.8)	(38.5)	Corporate	(34.8)	(38.5)
Residual costs	(7.9)	(18.3)	Residual costs	(7.9)	(18.3)
Eliminations	(2.1)	—	Eliminations	(4.1)	.7
OIBDA Before Impairment Charges	597.3	638.8	OIBDA Before Impairment Charges	597.3	638.8
Impairment Charges	(31.7)	(14,117.2)	Impairment Charges	(31.7)	(14,117.2)
Total OIBDA	$565.6	$(13,478.4)	Total OIBDA	$565.6	$(13,478.4)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Dollars in millions)

Operating Income (Loss) Before Depreciation and Amortization

The following tables set forth the Company’s Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”) for the three and nine months ended September 30, 2009 and 2008.  The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Statements of Operations: Equity in loss of investee companies, net of tax; (Provision) benefit for income taxes; Other items, net; Loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization.  The Company defines “OIBDA Before Impairment Charges” as OIBDA excluding impairment charges.

The Company presents OIBDA Before Impairment Charges on a segment basis as the primary measure of profit and loss for its operating segments in accordance with Financial Accounting Standards Board guidance for segment reporting.

The Company uses OIBDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods.  This measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and operating cash flow.  The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates.  In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance.  OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs.  As OIBDA excludes certain financial information compared with net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.  The Company provides the following reconciliations of total OIBDA to net earnings (loss) and OIBDA Before Impairment Charges for each segment to such segment’s operating income (loss), the most directly comparable amounts reported under GAAP.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Three Months Ended September 30, 2009
	OIBDA Before Impairment Charges	Depreciation and Amortization	Operating Income (Loss) Before Impairment Charges	Impairment Charges	Operating Income (Loss)
Television	$483.9	$(43.3)	$440.6	$—	$440.6
Radio	93.1	(10.3)	82.8	(31.7)	51.1
Outdoor	32.6	(67.5)	(34.9)	—	(34.9)
Interactive	4.1	(19.7)	(15.6)	—	(15.6)
Publishing	28.4	(1.8)	26.6	—	26.6
Corporate	(34.8)	(4.8)	(39.6)	—	(39.6)
Residual costs	(7.9)	—	(7.9)	—	(7.9)
Eliminations	(2.1)	—	(2.1)	—	(2.1)
Total	$597.3	$(147.4)	$449.9	$(31.7)	$418.2

Three Months Ended September 30, 2008
OIBDA Before Impairment Charges		Depreciation and Amortization	Operating Income (Loss) Before Impairment Charges	Impairment Charges	Operating Income (Loss)
Television	$412.8	$(45.4)	$367.4	$(7,943.3)	$(7,575.9)
Radio	139.4	(8.8)	130.6	(3,318.7)	(3,188.1)
Outdoor	113.9	(62.1)	51.8	(2,855.2)	(2,803.4)
Interactive	3.7	(17.7)	(14.0)	—	(14.0)
Publishing	25.8	(2.4)	23.4	—	23.4
Corporate	(38.5)	(3.3)	(41.8)	—	(41.8)
Residual costs	(18.3)	—	(18.3)	—	(18.3)
Total	$638.8	$(139.7)	$499.1	$(14,117.2)	$(13,618.1)

	Three Months Ended September 30,
	2009	2008
OIBDA Before Impairment Charges	$597.3	$638.8
Impairment Charges	(31.7)	(14,117.2)
Total OIBDA	565.6	(13,478.4)
Depreciation and amortization	(147.4)	(139.7)
Operating income (loss)	418.2	(13,618.1)
Interest expense	(135.4)	(134.8)
Interest income	1.6	6.4
Other items, net	15.0	(41.3)
Earnings (loss) before income taxes	299.4	(13,787.8)
(Provision) benefit for income taxes	(79.7)	1,332.1
Equity in loss of investee companies, net of tax	(12.1)	(6.5)
Net earnings (loss)	$207.6	$(12,462.2)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

	Nine Months Ended September 30, 2009
	OIBDA Before Impairment Charges	Depreciation and Amortization	Operating Income (Loss) Before Impairment Charges	Impairment Charges	Operating Income (Loss)
Television	$1,019.3	$(129.6)	$889.7	$—	$889.7
Radio	240.6	(28.1)	212.5	(31.7)	180.8
Outdoor	99.9	(197.8)	(97.9)	—	(97.9)
Interactive	18.0	(59.3)	(41.3)	—	(41.3)
Publishing	36.6	(6.0)	30.6	—	30.6
Corporate	(98.0)	(14.1)	(112.1)	—	(112.1)
Residual costs	(79.8)	—	(79.8)	—	(79.8)
Eliminations	(2.1)	—	(2.1)	—	(2.1)
Total	$1,234.5	$(434.9)	$799.6	$(31.7)	$767.9

	Nine Months Ended September 30, 2008
	OIBDA Before Impairment Charges	Depreciation and Amortization	Operating Income (Loss) Before Impairment Charges	Impairment Charges	Operating Income (Loss)
Television	$1,373.6	$(133.3)	$1,240.3	$(7,943.3)	$(6,703.0)
Radio	420.3	(24.0)	396.3	(3,318.7)	(2,922.4)
Outdoor	369.0	(180.7)	188.3	(2,855.2)	(2,666.9)
Interactive	(12.0)	(26.0)	(38.0)	—	(38.0)
Publishing	59.9	(7.3)	52.6	—	52.6
Corporate	(106.4)	(9.6)	(116.0)	—	(116.0)
Residual costs	(63.2)	—	(63.2)	—	(63.2)
Total	$2,041.2	$(380.9)	$1,660.3	$(14,117.2)	$(12,456.9)

	Nine Months Ended September 30,
	2009	2008
OIBDA Before Impairment Charges	$1,234.5	$2,041.2
Impairment Charges	(31.7)	(14,117.2)
Total OIBDA	1,202.8	(12,076.0)
Depreciation and amortization	(434.9)	(380.9)
Operating income (loss)	767.9	(12,456.9)
Interest expense	(402.5)	(407.8)
Interest income	4.3	39.2
Loss on early extinguishment of debt	(29.8)	—
Other items, net	(.4)	83.4
Earnings (loss) before income taxes	339.5	(12,742.1)
(Provision) benefit for income taxes	(145.4)	947.9
Equity in loss of investee companies, net of tax	(26.4)	(15.3)
Net earnings (loss)	$167.7	$(11,809.5)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Free Cash Flow

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures and increases/(decreases) to the accounts receivable securitization program.  The Company uses free cash flow, among other measures, to evaluate its operating performance and as one of several components of incentive compensation targets for certain management personnel.  Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations and fund ongoing operations and working capital needs.  As a result, free cash flow is a significant measure of the Company’s ability to generate long term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance.  The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management.  In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity.  Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.  In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs.  As free cash flow deducts capital expenditures and increases/(decreases) to the accounts receivable securitization program from net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are not reflected.  The Company provides below a reconciliation of free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable amount reported under GAAP.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net cash flow provided by operating activities	$172.6	$91.3	$567.9	$1,713.7
Exclude: (Increase) decrease to accounts receivable securitization program	(150.0)	—	150.0	—
Capital expenditures	(46.2)	(129.4)	(185.5)	(349.6)
Free cash flow	$(23.6)	$(38.1)	$532.4	$1,364.1

The following table presents a summary of the Company’s cash flows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net cash flow provided by operating activities	$172.6	$91.3	$567.9	$1,713.7
Net cash flow provided by (used for) investing activities	$.3	$(166.4)	$(185.5)	$(1,955.1)
Net cash flow used for financing activities	$(40.6)	$(185.7)	$(328.1)	$(552.4)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; all amounts, except per share amounts, are in millions)

2008 Adjusted Results

The following tables reconcile financial measures excluding impairment charges and dispositions to the reported measures included in this earnings release.  The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company and makes it easier to compare the Company’s year-over-year results.

	Three Months Ended September 30, 2008
	2008 Reported	Impairment Charges (a)	2008 Adjusted
Revenues	$3,375.7	$—	$3,375.7
OIBDA	(13,478.4)	14,117.2	638.8
Operating income (loss)	(13,618.1)	14,117.2	499.1
Interest expense	(134.8)	—	(134.8)
Interest income	6.4	—	6.4
Other items, net	(41.3)	56.4	15.1
Earnings (loss) before income taxes	(13,787.8)	14,173.6	385.8
Benefit (provision) for income taxes	1,332.1	(1,445.5)	(113.4)
Effective income tax rate	9.7%		29.4%

Equity in loss of investee companies, net of tax	(6.5)	—	(6.5)
Net earnings (loss)	$(12,462.2)	$12,728.1	$265.9
Diluted EPS	$(18.58)	$18.97	$.39
Diluted weighted average number of common shares outstanding	670.9		674.1

	Nine Months Ended September 30, 2008
	2008 Reported	Impairment Charges (a)	Dispositions (b)	2008 Adjusted
Revenues	$10,423.5	$—	$—	$10,423.5
OIBDA	(12,076.0)	14,117.2	—	2,041.2
Operating income (loss)	(12,456.9)	14,117.2	—	1,660.3
Interest expense	(407.8)	—	—	(407.8)
Interest income	39.2	—	—	39.2
Other items, net	83.4	56.4	(127.2)	12.6
Earnings (loss) before income taxes	(12,742.1)	14,173.6	(127.2)	1,304.3
Benefit (provision) for income taxes	947.9	(1,445.5)	48.9	(448.7)
Effective income tax rate	7.4%			34.4%

Equity in loss of investee companies, net of tax	(15.3)	—	—	(15.3)
Net earnings (loss)	$(11,809.5)	$12,728.1	$(78.3)	$840.3
Diluted EPS	$(17.64)	$19.01	$(.12)	$1.25
Diluted weighted average number of common shares outstanding	669.4			674.1

(a)

Represents non-cash impairment charges to reduce goodwill and other intangible assets at Television ($7.94 billion), Radio ($3.32 billion) and Outdoor ($2.86 billion) and to write-down the market value of investments ($56.4 million) due to other-than-temporary declines.

(b)	Gain on sale of investment in Sundance Channel.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; Dollars in millions)

Interactive Segment Comparable Revenues Reconciliation

The following table presents revenues for the Interactive segment on a comparable basis for the three months ended September 30, 2009 and 2008, which exclude the impact of divested interactive businesses and foreign exchange rate changes.  The Company believes that adjusting the revenues of the Interactive segment to exclude the impact of divested interactive businesses and foreign exchange rate changes provides investors with a clearer perspective on the current underlying financial performance of the Interactive segment.

	Three Months Ended
	September 30,		Better/
	2009	2008	(Worse)%
Interactive revenues, as reported	$121.3	$142.3	(15)%
Divested interactive businesses	(.8)	(3.6)	n/m
Foreign exchange rate changes	—	(.9)	n/m
Interactive revenues, comparable basis	$120.5	$137.8	(13)%

n/m – not meaningful

Business Outlook

The following table presents the Company’s business outlook for 2009, which is based on 2008 results adjusted to exclude impairment charges.

Twelve Months Ended December 31, 2008
	2008 Reported	Impairment Charges	2008 Adjusted	2009 Business Outlook
OIBDA	$ (11,627.1)	$ 14,181.4	$ 2,554.3	$1.725 billion to $1.925 billion
Depreciation and amortization	(531.6)	—	(531.6)
Operating income (loss)	$ (12,158.7)	$ 14,181.4	$ 2,022.7